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                                    EXHIBIT A

CERTIFICATE

NiSource's Quarterly Report on Form U-9C-3 filed pursuant to Rule 58 for the quarter ended December 31, 2001 was filed with each state commission having jurisdiction over the retail rates of the public utility companies that are associate companies of any of the reporting companies.

The names and addresses of each such state utility commission is:

    Commonwealth of Kentucky Public Service Commission
    730 Schenkel Lane
    Frankfort, KY 40602

    Public Service Commission of Maryland
    6 St. Paul Centre
    Baltimore, MD 21202

    Public Utilities Commission of Ohio
    180 East Broad Street
    Columbus, OH 43215

    Pennsylvania Public Utility Commission
    901 North 7th Street Rear
    Harrisburg, PA 17105-3265

    Virginia State Corporation Commission
    1300 East Main Street
    Richmond, VA 23219

    Indiana Utility Regulatory Commission
    302 West Washington Street, Room E 306
    Indianapolis, IN  46204

    Maine Public Utilities Commission
    242 State Street
    Augusta, ME  04333

    Massachusetts Department of Telecommunications & Energy
    One South Station
    Boston, MA  02110

    New Hampshire Public Utilities Commission
    8 Old Suncook Road
    Concord, NH  03301



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